Exhibit 10.2

                           FIRST UNITED BANK AND TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (the "Participation Agreement") is entered into this ___ day of _________, 2002 by and between FIRST UNITED BANK AND TRUST (the "Employer"), and , an employee of the Employer (the "Participant").

                                    RECITALS:

         WHEREAS, the Employer has adopted the Plan effective as of November 1, 2001, and the Administrator has determined, and the Participant has agreed, that the Participant shall be eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth herein, the parties agree as follows:

1. Definitions. Except as otherwise provided, or unless the context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as in the Plan.

2. Plan. Plan means First United Bank and Trust Supplemental Executive Retirement Plan, as amended, as the same may be altered or supplemented in any validly executed Participation Agreement.

3. Incorporation of Plan. The Plan, a copy of which is attached as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan, except as such terms and conditions may be altered, amended or supplemented in this agreement. The Participant hereby acknowledges receipt of a copy of the Plan and, subject to the foregoing, confirms his or her understanding and acceptance of all of the terms and conditions contained therein.

4.       Effective   Date  of   Participation.   The   effective   date  of  the
Participant's participation in the Plan shall be November 1, 2001 (the "Participation Date").

5. Normal Retirement Age. The Participant's Normal Retirement Age for purposes of this Plan shall be the attainment of sixty (60) years of age and the completion of ten (10) Years of Service.

6.       Normal   Retirement.   Normal   Retirement   means   termination  of  a
Participant's employment with the Employer for any reason other than for Cause after such Participant has attained his Normal Retirement Age.

7. Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan and Participation Agreement, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries, or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA. Each Participant and Beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and, to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.       Provisions Related to SERP Benefit.

         (a) Normal Retirement SERP Benefit. Upon Participant's Normal Retirement, Participant shall be entitled to the Normal ------------------------------ Retirement SERP Benefit. The
                  Normal Retirement SERP Benefit shall be two and one-half percent (2.5%) of Final Pay for each Year of Service up to a maximum of twenty-four (24) Years of


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                  Service,  plus one percent  (1%) of Final Pay for each Year of
                  Service above twenty-four (24) and up to a maximum of twenty-nine (29) Years of Service. For purposes of this Plan, a Participant's Final Pay shall mean the average of the three
                  (3)  highest  annual  pay  periods  over the  five  (5)  years
                  preceding   the   Participant's   Normal   Retirement.    This
                  calculation shall take into effect those Employer provided amounts of remuneration considered Participant's W-2 pay for services provided while employed by the Employer. Participant shall be responsible for the payment of all applicable local,
                  state  and  federal  taxes   associated   with   Participant's
                  participation in this Plan.

         (b) Change of Control SERP Benefit. In the event there is a Change of Control, as defined in the Plan, and termination of Participant pursuant to a subsequent Triggering Event, Participant shall be deemed to have terminated employment as a consequence of Normal Retirement and will be fully vested in his benefit under the Plan (including the pre-retirement death benefit). Upon such an event, if this Participation Agreement was executed before March 15, 2002, the Participant's SERP Benefit will be the greater of (1) 60% of Final Pay or (2) the Benefit already earned under Section 8(a). If this Participation Agreement was executed on or after March 15, 2002, the Participant's SERP Benefit will be the Benefit already earned under Section 8(a). In no event will the SERP Benefit payable on account of a Change of Control exceed the maximum amount that can be paid without triggering a loss of Employer deduction under Code Section 280G or imposition of an excise tax under Code Section 4999. All rights and liabilities associated with Participant's Normal Retirement SERP Benefit shall not be adversely affected, limited or reduced in any way due to a Change of Control and Triggering Event.

         (c) Offset Provision. There will be a dollar-for-dollar offset of the SERP Benefit that the Participant may be entitled to under this Plan and pursuant to this Participation Agreement. The SERP Benefit shall be offset, dollar-for-dollar, by an amount equal to fifty-percent (50%) of the Participant's Social Security and one hundred-percent (100%) of the First United Bank and Trust Pension Plan benefits received. For purposes of this Plan and offset calculation, Participant shall be deemed to have begun receiving Social Security benefits at the earliest time allowed by law. In no event shall, military service certified to Participant as credited service under the First United Bank and Trust Pension Plan, cause an increase to any offset amount under this Participation Agreement and Plan.

         (d) Vesting. A Participant shall become 100% vested in his Normal Retirement SERP Benefit upon the Participant's attainment of Normal Retirement Age, as set forth in this Participation Agreement, as set forth in Section 8(b) (Change of Control) or
                  Section 8(k) (Disability), upon completion of ten (10) Years of Service or upon death. There shall be no partial vesting of Participant's Normal Retirement SERP Benefit.

         (e) Triggering Event. For purposes of this Plan, a Triggering Event shall be the occurrence of any one of the following subsequent to a Change of Control, as defined in the Plan:

                  1) Participant's receipt of a letter of intent to dismiss without Cause; or

                  2)      termination of Participant's employment without Cause;
                          or

                  3)      termination of Plan; or

                  4) relocation of Participant's employment to a location more than fifty miles from the Participant's place of employment at the time of the Change of Control; or

                  5) at least a 10% reduction in total pay (meaning regular pay plus any bonus or incentive compensation), but disregarding any reduction in bonus or incentive compensation payments which occurs in accordance with the terms of any written bonus or incentive compensation program as it reads before the Change of Control occurs; or

                  6) a reduction of position to one of a non executive nature.

         (f) Form of Normal Retirement SERP Benefit Payment. Participant may elect any one (1) of the following actuarially equivalent distribution methods:


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                  1)      lump  sum  payment  made as  soon as  administratively
                          possible after the Participant's Normal Retirement; or

                  2)      lifetime annuity; or

                  3)      lifetime annuity with ten (10) years certain; or

                  4)      50% joint and survivor annuity; or

                  5)      75% joint and survivor annuity; or

                  6)      100% joint and survivor annuity.

                  In the event the Participant fails to elect any of the above forms of SERP Benefit distribution methods prior to termination of employment, such Participant shall be deemed to have chosen a lifetime annuity and benefits shall begin as soon as administratively possible following Normal Retirement. All distributions under this Section 8(f), except for a lump sum distribution, shall be made on a monthly basis. The monthly amount shall be derived from the Normal Retirement SERP Benefit divided by twelve (12) months. In the event a Participant elects any one of the joint and survivor annuity methods of payment, as addressed herein, Participant acknowledges and accepts the reduction of their monthly distribution to actuarially accommodate such distribution election.

                  If the Participant elects a form of benefit other than a lifetime annuity, the actuarial equivalent will be determined using the same actuarial equivalent assumptions contained in the Employer's pension plan referenced in Section 8(c).

         (g) Post Retirement Survivor Benefit. A Participant's Normal Retirement SERP Benefit under this Plan shall only continue in the event of Participant's death if Participant had elected one of the following forms of SERP Benefit distributions methods:

                  1)      50% joint and survivor annuity; or

                  2)      75% joint and survivor annuity; or

                  3)      100% joint and survivor annuity; or

                  4) ten (10) year certain with payments continuing to the participant's beneficiary until one hundred twenty
                          (120) monthly payments in total have been made.

         (h) Pre-Retirement Death Benefit. Upon a Participant's death before Normal Retirement, the Participant's Beneficiary will be entitled to receive the Participant's SERP Benefit payable as a lump sum. For this purpose, the SERP Benefit equals the Participant's Normal Retirement SERP Benefit earned to date of death under Section 8(a), reduced by the offset in Section 8(c) and any death benefit payable to the beneficiary(ies) designated by the Participant for purposes of any Employer owned life insurance covering the life of the Participant (disregarding any group term life insurance). Benefits will be paid as soon as practicable after the Participant's death. In no circumstances will the sum of (1) the Pre-Retirement Death Benefit payable under this Section 8(h) plus (2) the death benefit payable to the beneficiary(ies) designated by the Participant for purposes of any Employer owned life insurance covering the life of the Participant (disregarding any group term life insurance) exceed (3) the Participant's Normal Retirement SERP Benefit earned to date of death under Section 8(a).

         (i)      Years of Service.  A Participant  shall receive credit for one
                  (1) Year of Service for each twelve (12) consecutive months of full time employment with Employer. There will be NO partial credit given for a Year of Service for less than twelve (12) consecutive months of employment with Employer.

         (j) Final Pay. For purposes of this Plan, a Participant's Final Pay shall mean the average of the three (3) highest annual pay periods over the five (5) years preceding the Participant's effective date of retirement.

                  This calculation shall take into effect those amounts of remuneration considered Participant's W-2 pay for services while employed by the Employer.

         (k) Disability Termination. In the event Participant is terminated from employment with the Employer due to the Participant's Disability, Participant shall be 100% vested in his SERP Benefit already earned at the date of termination of employment and shall be deemed to have terminated employment by Normal Retirement. Disability shall have the same meaning as found under the First United Bank and Trust's current Long Term Disability Plan as in effect at the time of the termination of employment. All benefits derived from, and pursuant to, a Participant's Normal Retirement through this Plan and Participation Agreement, shall not be adversely affected by the Participant's Disability termination, and shall be distributed accordingly. Furthermore, in addition to the benefit offset as provided for in 8(c) above, an amount equal to any Employer provided disability insurance payment will offset, dollar-for-dollar, the amount of Participant's Normal Retirement SERP Benefit received pursuant to a Disability termination. For purposes of this Section, disability insurance is considered Employer provided even if the Participant is taxed on premium payments made by the Employer.

         (l) Forfeiture. Notwithstanding the above, the Employer's obligation to pay the Participant or Beneficiary, as applicable, any payments under the Plan will be conditioned upon (i) the Participant refraining from Competitive Employment, (ii) the Participant refraining from injurious disclosure of confidential information concerning the Employer, and (iii) the Participant remaining available for consultation services with the Employer. Competitive Employment means the Participant engaging in any business (i) which provides goods or services substantially similar to those provided by the Employer and (ii) which is located in a county in which the Employer has a branch.

                  If the Participant engages in Competitive Employment, makes a prohibited disclosure, or refuses to provide consultation services as are reasonably required by the Employer, the Participant will forfeit all then-unpaid amounts under the Plan and must reimburse the Employer, plus interest at the rate of 10% per year, any amounts previously paid under the Plan. The Participant must reimburse the Employer for any attorney's fees it incurs to enforce this repayment provision.

9.       Beneficiary.

         (a) Pre-Retirement Death Benefits. A Participant may designate his Beneficiary for the Pre-Retirement Death Benefit in Section 8(h) in accordance with rules established by the Administrator. A Participant may change any prior Beneficiary designation, without notice to or consent of any previously designated Beneficiary, in accordance with rules established by the Administrator. In the absence of a Beneficiary designation or if the Beneficiary predeceases the Participant, the Beneficiary will be the death beneficiary designated by the Participant for purposes of the life insurance policy owned by the Employer on the life of the Participant (if any). If there is still no Beneficiary, then the Beneficiary will be the Participant's estate. If more than one person is the Beneficiary, each Beneficiary will receive equal divisible amounts of any death benefit payable, unless otherwise indicated on the applicable form.

         (b) Post Retirement Death Benefits. A Participant who elects a joint and survivor annuity or a lifetime annuity with ten (10) years certain shall designate, in accordance with rules established by the Administrator, a Beneficiary who will receive benefits, if any, upon his death.

10.      Lost Beneficiary.

         (a) All Participants and Beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

         (b) If a Participant or Beneficiary cannot be located by the Administrator exercising diligence, then, in its sole discretion, the Administrator may presume that the Participant or Beneficiary is deceased for purposes of the Participation Agreement and all unpaid amounts (net of due diligence expenses) owed to the Participant or Beneficiary shall be paid accordingly, or, if a Beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive, and binding on all parties.

11.      General Provisions

         (a)      The Administrator:

                  1) is expressly empowered to interpret the Participation Agreement and the Plan and to determine all questions arising in the administration, interpretation, and application of the Participation Agreement and the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Participation Agreement; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator;

                  2) shall not be liable for any actions by it hereunder unless due to its own gross negligence or willful misconduct; and

                  3) shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Participation Agreement, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, except any breach of duty to the Participants or Beneficiaries.

         (b) No Assignment. No benefit under the Participation Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action shall be void for all purposes of the Participation Agreement. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

         (c) No Employment Rights. Participation in this Plan, and execution of this Participation Agreement, shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or Beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

         (d) Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan and Participation Agreement, is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant's benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator, the Trustee, and their representatives.

         (e) Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer or Administrator incident to such proceeding or litigation shall be charged against the SERP Benefit of the affected Participant.

         (f) No Liability. No liability shall attach to or be incurred by any employee of the Employer or Administrator individually under or by reason of the terms, conditions, and provisions contained in this Plan and Participation Agreement, or for the acts or decisions taken or made hereunder or in connection therewith; and, as a condition precedent to the establishment of this Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan, and execution of this Participation Agreement.

         (g) Expenses. Except as otherwise provided in the Plan, all expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

         (h) Termination. Except as otherwise provided in this section, the Employer shall have the sole authority to terminate this Plan, thus voiding any obligations or liabilities under this Participation Agreement. Notwithstanding the preceding, no Amendment may eliminate a Participant's accrued vested interest in this Plan which was already earned by the date of the amendment, including benefits already earned due to a Change of Control.

         (i) Employer Determinations. Any determinations, actions, or decisions of the Employer (including but not limited to, Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups, or organizations that have been properly delegated by the Board to make such determination or decision.

         (j) Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan and Participation Agreement, shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

         (k) Governing Law. To the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Maryland.

         (l) Severability. Should any provision of the Participation Agreement or any regulations adopted hereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Participation Agreement and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

         (m) Headings. The headings contained in the Participation Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of this Plan nor in any way shall they affect this Participation Agreement or the construction of any provision thereof.

         (n) Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

         (o) Successors. This Participation Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors or assigns.

         (p) Amendments. This Agreement may not be modified or amended except by a duly executed instrument in writing signed by the Employer and approved the Board. No amendment may eliminate a Participant's accrued vested interest in this Plan which was already earned by the date of the amendment, including benefits already earned due to a Change of Control.

         (q) Entire Agreement. This Participation Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

         IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be executed as of the day first above written.


PARTICIPANT:                                FIRST UNITED BANK AND TRUST:

______________________________              By:  _______________________________


                                            Title: _____________________________
------------------------------
Printed Name of Participant


ATTESTED:                                   ATTESTED:


By: ____________________________            By: ________________________________


Title: ___________________________          Title: _____________________________